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                                                    Filed pursuant to Rule
                                                424(b)(3) Registration Nos.
                                                   33-93808 and 33-93808-01




                           MARCUS CABLE COMPANY, L.P.
                     MARCUS CABLE CAPITAL CORPORATION III


                           Supplement to Prospectus
                             Dated April 25, 1996



                 The date of this Supplement is October 10, 1996



On October 10, 1996, Marcus Cable Company, L.P. filed the attached Quarterly Report on Form 10-Q/A for the period ended June 30, 1996.



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                         UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                           FORM 10-Q/A

X Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

             For the quarterly period ended June 30, 1996

                                 or

    Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           For the transition period from                to

  Commission File Numbers 33-67390; 33-67390-01; 33-81088; 33-81088-01;
                     33-81088-02; 33-93808; 33-93808-01

                         MARCUS CABLE COMPANY, L.P.
                   MARCUS CABLE OPERATING COMPANY, L.P.
                    MARCUS CABLE CAPITAL CORPORATION
                   MARCUS CABLE CAPITAL CORPORATION II
                   MARCUS CABLE CAPITAL CORPORATION III
          (Exact name of registrants as specified in their charters)

                  Delaware                      75-2337471
                  Delaware                      75-2495706
                  Delaware                      75-2546077
                  Delaware                      75-2546713
                  Delaware                      75-2599586
           (State or other jurisdiction of     (I.R.S. Employer
           incorporation or organization)     Identification No.)

      2911 Turtle Creek Boulevard, Suite 1300
                  Dallas, Texas                     75219-6257
      (Address of principal executive offices)      (Zip Code)

                              (214) 521-7898
           (Registrants' telephone number, including area code)

Indicate by check mark whether the registrants (1) have filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrants were required to file such reports), and (2) have been subject to
such filing requirements for the past 90 days.  Yes X     No

There is no established trading market for any of the registrants' voting securities. As of the date of this report, there were 1,000 shares of common stock of Marcus Cable Capital Corporation and 1,000 shares of common stock of Marcus Cable Capital Corporation III outstanding, all of which are owned by Marcus Cable Company, L.P., and 1,000 shares of common stock of Marcus Cable Capital Corporation II outstanding, all of which are owned by Marcus Cable Operating Company, L.P.



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

This document represents an amended Form 10-Q as of and for the six months ended June 30, 1996 for Marcus Cable Company, L.P. The amendment is resulting from an omission of the required Financial Data Schedule (Exhibit 27). The Financial Data Schedule is a standardized classification schedule for certain balance sheet and income statement line items and is used by the SEC EDGAR Filing System during the electronic filing process. There has been no changes to the Form 10-Q itself other than the inclusion of the above mentioned schedule.



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ITEM 6.   EXHIBITS AND REPORTS ON FORM 8-K

(a)  Exhibits

Included in this report:

     Exhibit:

     27.1                Financial Data Schedule


(b)  Reports on Form 8-K

     NONE



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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                    MARCUS CABLE COMPANY, L.P.
                    (Registrant)

                    By:  Marcus Cable Properties, L.P., its general partner,

                     By:  Marcus Cable Properties, Inc., its general partner,

October 10, 1996                   By:  /s/ Jeffrey A. Marcus

                                   Its: President and Chief Executive Officer


                                   By:  /s/ Thomas P. McMillin

                                   Its: Senior Vice President and
                                         Chief Financial Officer



                    MARCUS CABLE OPERATING COMPANY, L.P.
                    (Registrant)

                    By:  Marcus Cable Company, L.P., its general partner,

                     By:  Marcus Cable Properties, L.P., its general partner,

                       By:  Marcus Cable Properties, Inc., its general partner,

October 10, 1996                   By:  /s/ Jeffrey A. Marcus

                                   Its: President and Chief Executive Officer


                                   By:  /s/ Thomas P. McMillin

                                   Its: Senior Vice President and
                                        Chief Financial Officer




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                    MARCUS CABLE CAPITAL CORPORATION
                    (Registrant)

October 10, 1996                   By:  /s/ Jeffrey A. Marcus

                                   Its: President and Chief Executive Officer


                                   By:  /s/ Thomas P. McMillin

                                   Its: Senior Vice President and
                                        Chief Financial Officer



                    MARCUS CABLE CAPITAL CORPORATION II
                    (Registrant)

October 10, 1996                   By:  /s/ Jeffrey A. Marcus

                                   Its: President and Chief Executive Officer


                                   By:  /s/ Thomas P. McMillin

                                   Its: Senior Vice President and
                                        Chief Financial Officer



                    MARCUS CABLE CAPITAL CORPORATION III
                    (Registrant)

October 10, 1996                   By:  /s/ Jeffrey A. Marcus

                                   Its: President and Chief Executive Officer


                                   By:  /s/ Thomas P. McMillin

                                   Its: Senior Vice President and
                                        Chief Financial Officer

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